UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016 (March 25, 2016)

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-13167	74-1611874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15011 Katy Freeway, Suite 800, Houston, Texas		77094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 749-7800

N/A

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 25, 2016, Atwood Oceanics, Inc., as guarantor (the “Company”), and Atwood Offshore Worldwide Limited, as borrower (the “Borrower”), entered into a Fourth Amendment to Amended and Restated Credit Agreement (the “Amendment”) with the lenders party thereto and Nordea Bank AB, London Branch, as administrative agent, which amends the Amended and Restated Credit Agreement, dated as of April 10, 2014 (the “Credit Agreement”). The Amendment became effective on March 28, 2016. The Amendment, among other things, (i) removes the maximum leverage ratio and maximum secured leverage ratio financial covenants, (ii) amends the minimum interest expense coverage ratio such that it is not tested until the quarter ending September 30, 2018, and decreases the minimum ratio required thereby to 1.15:1.00, (iii) adds a minimum liquidity financial covenant of $150 million, (iv) revises the restricted payments covenant to prohibit the Company from paying dividends, (v) reduces the total commitments under the Credit Agreement by $152 million and (vi) permits the incurrence of up to $400 million of second lien debt, subject to the parameters set forth therein. After giving effect to the Amendment, commitments under the Credit Agreement are $1.395 billion through May 2018 and $1.1205 billion through May 2019.

As a result of the Amendment, borrowings under the Credit Agreement will bear interest at the Eurodollar rate plus a margin ranging from 2.50% to 3.25% and the commitment fee on the unused portion of the underlying commitment ranges from 1.00% to 1.30% per annum, in each case based on the Company’s corporate credit ratings.

In connection with the Amendment, the Company mortgaged as additional collateral under the Credit Agreement the Atwood Achiever, the Atwood Advantage and the Atwood Orca, as well as pledged the equity interests in the subsidiaries of the Company that own, directly or indirectly, the Atwood Achiever, the Atwood Advantage and the Atwood Orca. Additionally, the Atwood Eagle and Atwood Falcon, along with the pledged equity interests in certain subsidiaries of the Company that, directly or indirectly, own the Atwood Eagle and Atwood Falcon, were removed as collateral under the Credit Agreement.

For a description of the other terms of the Credit Agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing Activities—Revolving Credit Facility” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015, which description is incorporated herein by reference.

This description of the Amendment is a summary only and is qualified in its entirety by the full and complete terms of the Amendment, which is attached as Exhibit 10.1 hereto.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

On March 29, 2016, the Company issued a press release announcing that it had entered into the Amendment. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section and such information, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Exchange Act of the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of March 25, 2016, by and among Atwood Oceanics, Inc., Atwood Oceanics Worldwide Limited, the lenders party thereto and Nordea Bank AB, London Branch, as administrative agent.

99.1	Press Release dated March 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)

By:	/s/ Mark W. Smith
Mark W. Smith
Senior Vice President and Chief Financial Officer

Date: March 29, 2016

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of March 25, 2016, by and among Atwood Oceanics, Inc., Atwood Oceanics Worldwide Limited, the lenders party thereto and Nordea Bank AB, London Branch, as administrative agent.

99.1	Press release dated March 29, 2016.